                           ASSIGNMENT AND MODIFICATION
                               OF PROMISSORY NOTES

                                                           Dated Effective as of
Principal Amount: $800,000.00                              _______________, 2006

Maturity Date: July 1, 2010

Interest Rate: 6.50% per anum

     This Modification and Assignment of Promissory Notes (the "Revised Note")
is made by and between Varina Knight Mason Testamentary Trust II (the
"Holder"), 12K, LLC, a Florida limited liability company (the "Assignee"), and
Firestone Communications Inc., and Delaware corporation (the "Borrower").

                                    RECITALS

     Borrower executed two Promissory Notes payable to Holder dated August 1,
2003 and October 7, 2003, respectively, each having a principle amount of Five
Hundred Thousand DollarS and No/100 Dollars ($500,000.00), and such additional sums advanced from time to time to Borrower (collectively the "Original Notes").
Holder desires to assign all rights and obligations under the Original Notes to
Assignee, Borrower and Assignee desire to modify and extend the Original
Notes according to the terms and conditions set forth herein.

     This modification and extension of the maturity date of the Original Notes shall have no effect on the Borrower's obligations under that certain Secured
Promissory Note dated January 20, 2005, in the original principal amount of
$800,000 payable to Assignee, and the Security Agreement dated January 20, 2005 securing that Secured Promissory Note.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, all parties hereto agree as follows:

     1. Assignment. Holder hereby assigns to the Assigned all its rights, title and interest in the Original Notes, and all parties hereto agree that the terms set out in the Original Notes shall be superseded and replaced by the terms of this Revised Note.

     2. Payments. Borrower unconditionally promises to pay to the order of
Assignee the Principal Amount stated above, in equal monthly installments of
$15,655 (which amount includes principal of $12,600 plus interest at the interest rate of 6.50% per annum), such monthly payments commencing on July 1,
2005, and continuing through July 1, 2010.

                                        1

     3. Maturity Date. The maturity date of this Revised Notes shall be July 1,
2010, at which time the entire remaining unpaid principal amount plus accrued
Interest shall be due and payable in full.

     4. Use of Proceeds. Borrower shall use the proceeds of the loan evidenced by this Revised Note for the commercial purposes of the Borrower.

     5. Default Rate. In the event of a Default (as defined below), interest shall accrue on past due principal hereof and, to the extent permitted by applicable law, on overdue interest thereon, at a rate (the "Default Rate")
equal to the maximum rate permitted by applicable law, from the date that payment of such principal or interest is due until the date of payment thereof.
Accrued Interest on overdue amounts hereunder shall be payable upon payment of such overdue amounts.

     6. Late Charges. Borrower shall pay a late charge on any payment which is not paid within five (5) days after the date due of five percent (5%) of said amount.

     7. Limitation on Interest Rate. Notwithstanding anything to the contrary contained in this Revised Note, if the interest rate specified herein shall exceed the maximum rate permitted by applicable law as in effect from time to time, Borrower shall pay interest at the highest permissible rats, which rate shall change as and when such highest permissible rate shall change. If Borrower makes an interest payment hereunder that exceeds the maximum amount of interest permitted by applicable law, the excess of such payment above the maximum amount that lawfully may be paid automatically shall be credited toward the payment of principal so as to reduce the amount of the final payment of principal due hereunder or, if Borrower makes an interest payment that exceeds the maximum amount of interest permitted by applicable law and all principal hereunder shall have been previously or thereby paid in full, such payment shall be deemed to have been the result of mathematical error and Assignee shall refund to Borrower the amount of such payment that is in excess of the amount that lawfully may be paid.

     8. Place of Payment. Payments of both principal and interest hereunder are to be made in immediately available funds sent not later than 1:00 p.m.,
Jacksonville, Florida time, on the date due, to Assignee at its principal office
(or in such other manner or at such other address as may be designated by
Assignee in writing), without the necessity of any presentment of this Revised
Note by it or any notation thereon.

     9. Security. Borrower has granted to Holder a security interest in the collateral described in that certain Security Agreement dated January 24, 2003
(the "Security Agreement"). The Holder has assigned to Assignee the Holder's rights, title and interest under the Security Agreement as of the date of this
Revised Note. This Revised Note secured by and entitled to the benefits under the Security Agreement.

                                        2

     10. Assignment of Revised Note. Assignee shall have the right, which may be exercised at any time, whether or not this Revised Note is due, to pledge or transfer this Revised Note and collateral therefor and, if this Revised Note is due, to demand, sue for, collect or make any compromise or settlement it deems desirable with reference to the collateral.

     11. Prepayment. This Revised Note may be prepaid, in whole or in part, without premium or penalty.

     12. Default. An Event of Default shall occur if: (a) Borrower fails to make any payment of principal or interest hereunder or any other amount owing hereunder or under this Revised Note on or before the tenth (10th) day following the due date; (b) an event of default beyond any applicable notice, grace and/or cure period occurs under any other obligation owed by Borrower to Assignee; or
(c) Borrower or any guarantor or endorser of this Revised Note; (i) files a voluntary petition in bankruptcy, or (ii) is adjudicated as a bankrupt or insolvent; or (iii) files any petition or answer seeking or acquiescing in any reorganization, management, composition, readjustment, liquidation, dissolution or similar relief for itself under any law relating to bankruptcy, insolvency or other relief for debtors; or (iv) seeks, consents to or acquiesces in the appointment of any trustee, receiver master or liquidator of itself or of all or any part of the property securing the Revised Note; or (v) makes any general assignment for the benefit of creditors; or (vi) makes any admission in writing of its inability to pay its debts generally as they become due; or (vii) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against it seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days whether or not consecutive from the date of entry thereof, or (viii) any trustee, receiver or liquidator of it or of any part of the property securing this Revised Note is appointed without the prior written consent of Assignee, which appointment shall remain unvacated and unstayed for an aggregate of sixty
(60) days, whether or not consecutive, or (ix) a final judgment in excess of
$150,000.00 shall be rendered against Borrower and if, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged.

     13. Remedies Upon Default. Upon the occurrence of an Event of Default,
Assignee, upon notice to Borrower, may declare the entire principal amount of this Revised Note then outstanding, together with interest accrued and unpaid thereon, and prepayment fee thereon, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, all of which are expressly waived by Borrower. Assignee also shall have the right, in addition to all other rights under this Revised Note or applicable law, to set off against this Revised Note all money owned by Assignee in any capacity to Borrower, whether or not due. Assignee

                                        3

shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of an Event of Default even though such charge is made or entered in the books of Assignee subsequent thereto.

     14. Assignee's Attorney's Fees & Collection. Should the indebtedness evidenced by this Revised Note or any portion thereof be collected by action at law, or in bankruptcy, receivership or other court proceedings, or should this
Revised Note be placed in the hands of attorneys for collection after default
Borrower shall pay, upon demand by Assignee, in addition to principal and interest due and payable hereof, court costs, reasonable attorneys' fees and other collection charges and expenses whether or not incurred by trials, appeals or bankruptcy actions, unless prohibited by law. The Default Rate shall govern the rate of post-judgment interest.

     15. Waiver of Jury Trail. NO PARTY TO THIS REVISED NOTE OR ANY ASSIGNEE,
SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN
ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER PROCEEDING BASED UPON OR ARISING
OUT OF THIS REVISED NOTE, ANY OF THE LOAN DOCUMENTS, ANY RELATED AGREEMENT OR
INSTRUMENT, ANY COLLATERAL FOR THIS REVISED NOTE OR THE DEALINGS OR THE
RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NO SUCH PARTY SHALL
SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH
ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE
PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO,
AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY
AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS
PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A
MATERIAL INDUCEMENT FOR ASSIGNEE TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

     16. Waivers. The Borrower, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Revised Note, and expressly agree that this Revised Note, or any payment hereunder, may be extended from time to time without notice, and consent to the acceptance or further security or the release of any security for this Revised
Note, all without in any way affecting the liability of the undersigned and any endorsers or guarantors hereof. No extension of time for the payment of this
Revised Note, or any installment hereof, made by agreement by the holder hereof with any person now or hereafter liable for the payment of this Revision Note, shall affect the original liability under this Revised Note of the undersigned, even if the undersigned is not a party to such agreement.

     No delay or omission of a holder of this Revised Note in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.
Acceptance by a holder of any payment after acceleration shall not be deemed a waiver of such

                                        4

acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion. This Revised Note may not be amended or modified except in writing signed by an officer of Assignee.

     17. Taxes and Fees. Borrower shall promptly pay all documentary, intangible recordation and / or similar taxes on this transaction whether assessed at closing or arising from time to time.

     18. Governing Law. This Revised Note shall be governed by and interpreted in accordance with the laws of the State of Florida.

                                         "HOLDER"

                                         Varina Knight Mason Testamentary
                                         Trust II

                                         By: /s/ Raymond K. Mason
                                             -----------------------------------
                                             Raymond K. Mason, Sr., Trustee

                                         "BORROWER"

                                         Firestone Communications, Inc, a
                                         Delaware Corporation

                                         By: /s/ Leonard L. Firestone
                                             -----------------------------------
                                             Leonard L. Firestone, Chief
                                             Executive Officer

                                         "ASSIGNEE"

                                         12K, LLC, a Florida limited liability
                                         company

                                         By: /s/ Raymond K. Mason
                                             -----------------------------------
                                             Raymond K. Mason, Sr., Manager

[THIS NOTE MODIFICATION IS BEING
EXECUTED OUTSIDE OF THE STATE OF
FLORIDA AND IS THEREFORE NOT SUBJECT
TO THE FLORIDA DOCUMENTARY STAMP TAX]

                                        5

                                 PROMISSORY NOTE

$500,000                                                          August 1, 2003

FIRESTONE COMMUNICATIONS, INC.
6125 Airport Freeway, Suite 200
Fort Worth, Texas 76117
Attention: Leonard L. Firestone
(Hereinafter referred to as "Borrower")

VARINA KNIGHT MASON TESTAMENTARY TRUST II
2022 Hendricks Avenue
Jacksonville, Florida 32202
Attention: Raymond K. Mason, Sr.
(Hereinafter referred to as "Lender")

Borrower promises to pay to the order of Lender, in lawful money of the United
States of America, at its office indicated above or wherever else Lender may specify, the sum of Five Hundred Thousand and No/100 Dollars ($500,000) or such additional sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

USE OF PROCEEDS. Borrower shall use the proceeds of the loan(s) evidenced by this Note for the commercial purposes of Borrower, as follows: for working capital purposes and capital expenditures.

SECURITY. Borrower has granted Lender a security interest in the collateral described in the Loan Documents, including, but not limited to, personal property collateral described in that certain Security Agreement dated January
24, 2003.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this
Note from the date hereof at the rate of 6% per annum ("Interest Rate").

DEFAULT RATE. In addition to all other rights contained in this Note, if a
Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Interest Rate plus 10%
("Default Rate"). The Default Rate shall also apply from demand until the
Obligations or any judgment thereon is paid in full.

INTEREST AND FEES(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation
determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the
Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

PREPAYMENT. Principal may be prepaid in whole or in part at any time. Any prepayment in whole or in part shall include accrued interest and all other sums then due under any of and shall be applied first to such interest and other sums and then to principal. No partial prepayment shall affect the obligation of
Borrower to make any payment of principal or interest due under this Note on the due dates specified.

REPAYMENT TERMS. The principal and accrued interest due under this Note shall be paid in the following manner: (a) Beginning November 1, 2003 and continuing on the first (1st) day of each month thereafter until and including the first (1st)
day of January, 2004, Borrower shall pay Lender consecutive monthly payments in arrears of accrued interest on the amount of the unpaid principal balance of this

Note; (c) Beginning January 1, 2004, Borrower shall pay Lender the unpaid principal balance of this Note in consecutive monthly payments of $27,778, plus accrued interest, commencing January 1, 2004, and continuing on the first (1st)
day of each month thereafter until fully paid; and (d) In any event, all principal and accrued interest shall be due and payable on June 1, 2005.

APPLICATION OF PAYMENTS. Monies received by Lender from any source for application toward payment of the Obligations shall be applied to accrued interest, fees and expenses payable to Lender hereunder and then to principal.
If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Lender. If any payment received by Lender under this
Note or other Loan Documents is rescinded, avoided or for any reason returned by
Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS. LOAN DOCUMENTS. The term "Loan Documents" refers to all documents, including this Note, whether now or hereafter existing, executed in connection with or related to the Obligations, and may include, without limitation and whether executed by Borrower or others, commitment letters that survive closing, loan agreements, promissory notes, guaranty agreements, other security agreements, letters of credit and applications for letters of credit, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed. OBLIGATIONS. The term
"Obligations", as used in this Note and the other Loan Documents, refers to any and all obligations of Borrower to Lender however created, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, and whether or not evidenced by a Loan Document, including, future advances, and all costs and expenses incurred by Lender to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest. CERTAIN OTHER TERMS. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to
Lender a late charge equal to 5% of each payment past due for 10 or more days.
Acceptance by Lender of any late payment without an accompanying late charge shall not be deemed a waiver of Lender's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Lender's reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals', attorneys'
and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by
Lender in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

CONDITIONS. The obligation of Lender hereunder, is subject to the satisfaction of the conditions set forth in Exhibit 1 attached hereto.

DEFAULT. If any of the following occurs and is not cured in 30 days, a default
("Default") under this Note shall exist; NONPAYMENT; NONPERFORMANCE. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents. COVENANTS. The failure to perform or observe, or a breach of, any covenant or agreement in this Note or any Loan Document. FALSE
WARRANTY. A warranty or representation made or deemed made in the Loan Documents or furnished Lender in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. CROSS
DEFAULT. At Lender's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any
Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Lender or its affiliates
("Affiliate" shall have the meaning as defined in 11 U.S.C.

                                     Page 2

Section 101, except that the term "Borrower" shall be substituted for the term
"Debtor" therein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest). CESSATION; BANKRUPTCY. The death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents. MATERIAL BUSINESS
ALTERATION. Without prior written consent of Lender, a material alteration in the kind or type of Borrower's business. MATERIAL CAPITAL STRUCTURE OR BUSINESS
ALTERATION. Without prior written consent of Lender, (i) a material alteration in the kind or type of Borrower's business or that of Borrower's Subsidiaries or
Affiliates, if any; (ii) the sale of substantially all of the business or assets of Borrower, any of Borrower's Subsidiaries or Affiliates or any guarantor, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower, or any of Borrower's
Subsidiaries or Affiliates or any guarantor, or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; (iii) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or (iv) should any Borrower or any of Borrower's Subsidiaries or Affiliates or any guarantor enter into any merger or consolidation. MATERIAL
ADVERSE CHANGE. Lender determines in good faith, in its sole discretion, that the prospects for payment or performance of the Obligations are impaired or there has occurred a material adverse change in the business or prospects of
Borrower, financial or otherwise. CONDITIONS. The failure to satisfy any of the conditions set forth above.

REMEDIES UPON DEFAULT. If a Default occurs and remains uncured for 30 days under this Note or any Loan Documents, Lender may at any time thereafter, take the following actions: ACCELERATION UPON DEFAULT. Accelerate the maturity of this Note and, at Lender's option, any or all other Obligations between Borrower and Lender; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations shall automatically and immediately be due and payable. CUMULATIVE. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Lender such information as Lender may reasonably request from time to time, including without limitation, financial statements and information pertaining to
Borrower's financial condition. Such information shall be true, complete, and accurate.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Lender. No waiver by Lender of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Lender may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under this Note or any other Loan Document and without affecting the liability of Borrower or any person who may be liable under this Note or any other Loan Document.

MISCELLANEOUS PROVISIONS. ASSIGNMENT. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender's interests in and rights under this Note and the other Loan Documents

                                     Page 3

are freely assignable, in whole or in part, by Lender. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations unless Lender consents to such release. APPLICABLE LAW; CONFLICT BETWEEN
DOCUMENTS. This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and construed under the laws of the state named in Lender's address on the first page hereof without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Note shall control unless otherwise specified in such loan document. JURISDICTION. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Lender's address on the first page hereof. SEVERABILITY. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. NOTICES. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Lender, if in writing and mailed or delivered to the address of Lender shown above, or such other address as Lender may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. PLURAL; CAPTIONS.
All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. ADVANCES.
Lender may, in its sole discretion, make other advances that shall be deemed to be advances under this Note, even though the stated principal amount of this
Note may be exceeded as a result thereof. JOINT AND SEVERAL OBLIGATIONS. Each person who signs this Note as a Borrower (as defined herein) is jointly and severally obligated. FEES AND TAXES. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER BY
EXECUTION HEREOF AND LENDER BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE,
THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION
WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION
IS A MATERIAL INDUCEMENT TO LENDER TO ACCEPT THIS NOTE.

BORROWER AND LENDER AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR
EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR
CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE
FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY
ARBITRATION OR JUDICIALLY.

                                     Page 4

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

                                         FIRESTONE COMMUNICATIONS, INC.
                                         Taxpayer Identification Number: _______

                                         By:
                                             -----------------------------------
                                             Leonard L. Firestone, Chairman
                                             and CEO

                                     Page 5

                                   EXHIBIT I

                                  CONDITIONS

1.   The loan will be administered by a designated representative of Lender.
     This will include but not be limited to a monthly review of Borrower's
     Balance Sheet and Profit and Loss statements to be delivered within 21 days from the end of the previous calendar month.

2.   Copies of Tax returns within 30 days of filing.

                                     Page 6

                               SECURITY AGREEMENT

                                                                JANUARY 24, 2003

FIRESTONE COMMUNICATIONS, INC.
6125 Airport Freeway, Suite 200
Fort Worth, Texas 76117
Attention: Leonard L. Firestone
(Hereinafter referred to as "Borrower)

VARINA KNIGHT MASON TESTAMENTARY TRUST II
2022 Hendricks Avenue
Jacksonville, Florida 32202
Attention: Raymond K. Mason, Sr.
(Hereinafter referred to as "Lender")

For value received and to secure payment and performance of any and all obligations of Borrower to Lender however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, and whether or not evidenced by a Loan Document, including, future advances, and all costs and expenses incurred by Lender to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest
(collectively, "Obligations"), Borrower hereby grants to Lender a continuing security interest in and lien upon the following described property, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof
(collectively, "Collateral"):

All of the personal property of Borrower of every kind and nature including, without limitation, all accounts, equipment, accessions, inventory, chattel paper, instruments, investment property, documents, letter-of-credit rights, deposit accounts, and general intangibles, wherever located. Any of the foregoing terms that are defined in the Uniform Commercial Code ("UCC") shall have the meaning given to the term in the UCC.

Borrower hereby represents and agrees that:

OWNERSHIP. Borrower owns the Collateral free and clear of all liens, security interests, and claims, and Borrower will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to or approved by Lender.

NAME AND OFFICES; JURISDICTION OF ORGANIZATION. The name and address of Borrower appearing at the beginning of this Agreement are Borrower's exact legal name and the address of its chief executive office. There has been no change in the name of Borrower, or the name under which Borrower conducts business, within the five years preceding the date hereof except as previously reported in writing to
Lender. Borrower has not moved its chief executive office within the five years preceding the date hereof except as previously reported in writing to Lender.
Borrower is organized under the laws of the State of Delaware and has not changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported in writing to Lender.

TITLE/TAXES. Borrower has good and marketable title to Collateral and will warrant and defend same against all claims. Borrower will not transfer, sell, or lease Collateral (except as permitted herein). Borrower agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security
Agreement. At its option, Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Borrower agrees to reimburse Lender, on demand, for any such payment made by Lender. Any amounts so paid shall be added to the Obligations.

WAIVERS. Borrower agrees not to assert against Lender as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Borrower may have against any seller or lessor that provided personal property or services relating to any part of the Collateral or against any other party liable to

Lender for all or any part of the Obligations. Borrower waives all exemptions and homestead rights with regard to the Collateral. Borrower waives any and all rights to any bond or security that might be required by applicable law prior to the exercise of any of Lender's remedies against any Collateral. All rights of
Lender and security interests hereunder, and all obligations of Borrower hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Borrower receives any notice of): (i)
any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; or (iii) any exchange, insufficiency, unenforceability, enforcement, release, impairment or non-perfection of any collateral, or any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor. To the extent permitted by law, Borrower hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Lender, and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

NOTIFICATIONS; LOCATION OF COLLATERAL. Borrower will notify Lender in writing at least 30 days prior to any change in: (i) Borrower's chief place of business and/or residence; (ii) Borrower's name or identity; (iii) Borrower's corporate/organizational structure; or (iv) the jurisdiction in which Borrower is organized. In addition, Borrower shall promptly notify Lender of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Borrower will keep Collateral at the location(s) previously provided to Lender until such time as Lender provides written advance consent to a change of location Borrower will bear the cost of preparing and filing any documents necessary to protect
Lender's liens.

COLLATERAL CONDITION AND LAWFUL USE. Borrower represents that the Collateral is in good repair and condition and that Borrower shall use reasonable care to prevent Collateral from being damaged or depreciating, normal wear and tear excepted. Borrower shall immediately notify Lender of any material loss or damage to Collateral. Borrower shall not permit any item of Collateral to become a fixture to real estate or an accession to other personal property unless such property is also Collateral hereunder. Borrower represents it is in compliance in all respects with all laws, rules and regulations applicable to the
Collateral and its properties, operations, business, and finances.

RISK OF LOSS AND INSURANCE. Borrower shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Borrower from payment or other performance hereof. Borrower agrees to obtain and keep in force property insurance on the Collateral with a
Lender's Loss Payable Endorsement in favor of Lender and commercial general liability insurance naming Lender as Additional Insured. Such insurance is to be in form and amounts satisfactory to Lender and issued by reputable insurance carriers satisfactory to Lender with a Best Insurance Report Key Rating of at least "A-". All such policies shall provide to Lender a minimum of 30 days written notice of cancellation. Borrower shall furnish to Lender such policies, or other evidence of such policies satisfactory to Lender. If Borrower fails to obtain or maintain in force such insurance or falls to furnish such evidence
Lender is authorized, but not obligated, to purchase any or all insurance or
"Single Interest Insurance" protecting such interest as Lender deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at
Borrower's expense. In such event, Borrower agrees to reimburse Lender for the cost of such insurance and Lender may add such cost to the Obligations. Borrower shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral.
Borrower hereby assigns to Lender the proceeds of all property insurance covering the Collateral up to the amount of the Obligations and directs any insurer to make payments directly to Lender. Borrower hereby appoints Lender its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Borrower as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check

                                     Page 2

or draft. Borrower agrees not to exercise any of the foregoing powers granted to
Lender without Lender's prior written consent.

FINANCING STATEMENTS, CERTIFICATES OF TITLE, POWER OF ATTORNEY. No financing statement (other than any filed or approved by Lender) covering any Collateral is on file in any public filing office. Borrower authorizes the filing of one or more financing statements covering the Collateral in form satisfactory to
Lender, and without Borrower's signature where authorized by law, agrees to deliver certificates of title on which Lender's lien has been indicated covering any Collateral subject to a certificate of title statue, and will pay all costs and expenses of filing or applying for the same or of filing this Security
Agreement in all public filing offices, where filing is deemed by Lender to be desirable. Borrower hereby constitutes and appoints Lender the true and lawful attorney of Borrower with full power of substitution to take any and all appropriate action and to execute any and all documents, instruments or applications that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement, including, without limitation, to complete, execute, and deliver any Control Agreement(s) by Lender, Borrower and Third Party(ies) that may be or become required in connection herewith
(individually and collectively the "Control Agreement"), and any instructions to
Third Party(ies) regarding, among other things, control and disposition of any
Collateral which is the subject of such Control Agreement(s). The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Lender nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Borrower ratifies all acts of
Lender as attorney-in-fact. Borrower agrees to take such other actions, at
Borrower's expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure and preserve Lender's intended priority position. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Borrower will cause the security interests of Lender to be properly protected, including perfection by notation thereon or delivery thereof to Lender.

LANDLORD/MORTGAGEE WAIVERS. Borrower shall cause each mortgagee of real property owned by Borrower and each landlord of real property leased by Borrower to execute and deliver instruments satisfactory in form and substance to Lender by which such mortgagee or landlord subordinates its rights, if any, in the
Collateral.

CONTROL. Borrower will cooperate with Lender in obtaining control with respect to Collateral consisting of electronic chattel paper. Borrower authorizes and directs Third Party to comply with the terms of this Security Agreement, to enter into a Control Agreement, to mark its records to show the security interest of and/or the transfer to Lender of the property pledged hereunder.

CHATTEL PAPER, ACCOUNTS, GENERAL INTANGIBLES. Borrower warrants that Collateral consisting of chattel paper, accounts, or general intangibles is (i) genuine and enforceable in accordance with its terms; (ii) not subject to any defense, set-off, claim or counterclaim of a material nature against Borrower except as to which Borrower has notified Lender in writing; and (iii) not subject to any other circumstances that would impair the validity, enforceability, value, or amount of such Collateral except as to which Borrower has notified Lender in writing. Borrower shall not amend, modify or supplement any lease, contract or agreement contained in Collateral or waive any provision therein, without prior written consent of Lender. Borrower will not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper. Borrower will not create any electronic chattel paper without taking all steps deemed necessary by
Lender to confer control of the electronic chattel paper upon Lender in accordance with the UCC.

ACCOUNT INFORMATION. From time to time, at Lender's request, Borrower shall provide Lender with schedules describing all accounts, including customers'
addresses, created or acquired by Borrower and at Lender's request shall execute and deliver written assignments of contracts and other documents evidencing such accounts to Lender. Together with each schedule, Borrower shall, if requested by
Lender, furnish Lender with copies of Borrower's sales journals, invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all goods sold, and Borrower warrants the genuineness thereof.

                                     Page 3

ACCOUNT DEBTORS. If a Default should occur, Lender shall have the right to notify the account debtors obligated on any or all of the Collateral to make payment thereof directly to Lender and Lender may take control of all proceeds of any such Collateral, which rights Lender may exercise at any time. The cost of such collection and enforcement, Including attorneys' fees and expenses, shall be borne solely by Borrower whether the same is incurred by Lender or
Borrower. If a Default should occur or upon demand of Lender, Borrower will, upon receipt of all checks, drafts, cash and other remittances in payment on
Collateral, deposit the same in a special bank account maintained with Lender, over which Lender also has the power of withdrawal.

If a Default should occur, no discount, credit, or allowance shall be granted by
Borrower to any account debtor and no return of merchandise shall be accepted by
Borrower without Lender's consent. Lender may, after Default, settle or adjust disputes and claims directly with account debtors for amounts and upon terms that Lender considers advisable, and in such cases Lender will credit the
Obligations with the net amounts received by Lender, after deducting all of the expenses incurred by Lender. Borrower agrees to indemnify and defend Lender and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral.

GOVERNMENT CONTRACTS. If any Collateral covered hereby arises from obligations due to Borrower from any governmental unit or organization, Borrower shall immediately notify Lender in writing and execute all documents and take all actions deemed necessary by Lender to ensure recognition by such governmental unit or organization of the rights of Lender in the Collateral.

INVENTORY. So long as no Default has occurred, Borrower shall have the right in the regular course of business, to process and sell Borrower's inventory. If a
Default should occur or upon demand of Lender, Borrower will, upon receipt of all checks, drafts, cash and other remittances, in payment of Collateral sold, deposit the same in a special bank account maintained with Lender, over which
Lender also has the power of withdrawal. Borrower agrees to notify Lender immediately in the event that any inventory purchased by or delivered to
Borrower is evidenced by a bill of lading, dock warrant, dock receipt, warehouse receipt or other document of title and to deliver such document to Lender upon request.

INSTRUMENTS, CHATTEL PAPER, DOCUMENTS. Any Collateral that is, or is evidenced by, instruments, chattel paper or negotiable documents will be properly assigned to and the originals of any such Collateral in tangible form deposited with and held by Lender, unless Lender shall hereafter otherwise direct or consent in writing. Lender may, without notice, before or after maturity of the
Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to such Collateral, but shall have no duty to do so.

COLLATERAL DUTIES. Lender shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Lender shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence). (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral.

TRANSFER OF COLLATERAL. Lender may assign its rights in Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to Lender with respect to the property so transferred and delivered, and Lender shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Lender shall retain all rights and powers hereby given.

INSPECTION, BOOKS AND RECORDS. Borrower will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Lender, or any of its agents, shall have the right, at intervals to be determined by Lender and without hindrance or delay, at Borrower's expense, to inspect, audit, and examine the Collateral and to make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Borrower's business or any other transaction between the parties hereto. Borrower will at its expense furnish Lender

                                     Page 4

copies thereof upon request. For the further security of Lender, it is agreed that Lender has and is hereby granted a security interest in all books and records of Borrower pertaining to the Collateral.

COMPLIANCE WITH LAW. Borrower will comply with all federal, state and local laws and regulations, applicable to it, including without limitation, environmental and labor laws and regulations, in the creation, use, operation, manufacture and storage of the Collateral and the conduct of its business.

ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Borrower shall pay all of
Lender's reasonable expenses incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT. If any of the following occurs, a default ("Default") under this
Security Agreement shall exist: LOAN DOCUMENT DEFAULT. A default under any Loan
Document. COLLATERAL LOSS OR DESTRUCTION. Any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Lender within 30 days of the loss.
COLLATERAL SALE, LEASE OR ENCUMBRANCE. Any sale, lease, or encumbrance of any
Collateral not specifically permitted herein without prior written consent of
Lender. LEVY, SEIZURE OR ATTACHMENT. The making of any levy, seizure, or attachment on or of Collateral that is not removed within 10 days. UNAUTHORIZED
COLLECTION OF COLLATERAL. Any attempt to collect, cash in or otherwise recover deposits that are Collateral. THIRD PARTY BREACH. Any default or breach by a
Third Party of any provision contained in any Control Agreement executed in connection with any of the Collateral. UNAUTHORIZED TERMINATION. Any attempt to terminate, revoke, rescind, modify, or violate the terms of this Security
Agreement or any Control Agreement without the prior written consent of Lender.

REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). If a Default occurs, all of the
Obligations shall be immediately due and payable, without notice, and Lender shall have all the rights and remedies of a secured party under the Uniform
Commercial Code. Without limitation thereto, Lender shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Borrower's premises; (ii) to require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by
Lender, and (iii) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Lender, at either private or public sale (at which public sale Lender may be the purchaser) with or without having the Collateral physically present at said sale.

Any notice of sale, disposition or other action by Lender required by law and sent to Borrower at Borrower's address shown above, or at such other address of
Borrower as may from time to time be shown on the records of Lender, at least 5 days prior to such action, shall constitute reasonable notice to Borrower.
Notice shall be deemed given or sent when mailed postage prepaid to Borrower's address as provided herein. Lender shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by
Lender with respect to any of the Collateral, to Obligations in such order and manner as Lender may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Lender in a recognized market for such collateral without providing notice of sale.
Borrower waives any and all requirements that the Lender sell or dispose of all or any part of the Collateral at any particular time, regardless of whether
Borrower has requested such sale or disposition.

REMEDIES ARE CUMULATIVE. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

                                     Page 5

INDEMNIFICATION. Borrower shall protect, indemnify and save harmless Lender from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Damages") imposed upon, incurred by or asserted against Lender on account of (i) the Loan Documents or any failure or alleged failure of Borrower to comply with any of the terms or representations of this Agreement; (ii) any claim of loss or damage to the
Collateral or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the
Collateral or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Borrower to comply with any law, rule or regulation applicable to the Collateral or the use, occupancy or operation of the
Collateral (including, without limitation, the failure to pay any taxes, fees or other charges); (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Lender relating in any way to or any matter contemplated by the Loan Documents; or (v) any claim for brokerage fees or such other commissions relating to the Collateral or any other Obligations; provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Lender in excess of any net proceeds received by it from any
Insurance of Borrower (other than self-insurance) with respect to such Damages.
Nothing contained herein shall require Borrower to indemnify Lender for any
Damages resulting from Lender's gross negligence or its willful misconduct. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of
Lender. In the event Lender incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

                                     Page 6

MISCELLANEOUS. AMENDMENTS AND WAIVERS. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Borrower and an officer of Lender. No waiver by Lender of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. ASSIGNMENT. All rights of Lender hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Lender, its successors, assigns and affiliates. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lenders prior written consent is null and void. Any assignment shall not release Borrower from the
Obligations. This Security Agreement shall be binding upon Borrower, and the heirs, personal representatives, successors, and assigns of Borrower. APPLICABLE
LAW; CONFLICT BETWEEN DOCUMENTS. This Security Agreement shall be governed by and construed under the law of the jurisdiction named in the address of the
Lender shown on the first page hereof (the "Jurisdiction") without regard to that Jurisdiction's conflict of laws principles, except to the extent that the
UCC requires the application of the law of a different jurisdiction. If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control.
JURISDICTION. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state identified as the Jurisdiction above. SEVERABILITY. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. NOTICES. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the address of Borrower shown above or such other address as provided hereunder, and to Lender, if in writing and mailed or delivered to the address of Lender shown above, or such other address as Lender may specify in writing from time to time. In the event that Borrower changes Borrower's mailing address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. CAPTIONS. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa.
JOINT AND SEVERAL LIABILITY. If more than one party has signed this Security
Agreement, such parties are jointly and severally obligated hereunder. BINDING
CONTRACT. Borrower by execution and Lender by acceptance of this Security
Agreement, agree that each party is bound by all terms and provisions of this
Security Agreement.

DEFINITIONS. LOAN DOCUMENTS. The term "Loan Documents" refers to all documents, including this Agreement, whether now or hereafter existing, executed in connection with or related to the Obligations, and may include, without limitation and whether executed by Borrower or others, commitment letters that survive closing, loan agreements, promissory notes, guaranty agreements, deposit or other similar agreements, other security agreements, letters of credit and applications for letters of credit, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed. THIRD PARTY. The term "Third Party" means any Broker,
Collateral Agent, Securities Intermediary and/or bank which from time to time maintains a securities account, and is acting in such capacity, for Borrower or maintains a deposit account for Borrower with respect to any part of the
Collateral. UCC. "UCC" means the Uniform Commercial Code as presently and hereafter enacted in the Jurisdiction. TERMS DEFINED IN THE UCC. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or any other Loan Document has the meaning given to the term in the UCC.

IN WITNESS WHEREOF, Borrower, on the day and year first written above, has caused this Security Agreement to be executed under seal.

                                     Page 7

                                         HISPANIC TELEVISION NETWORK, INC. d/b/a
                                         FIRESTONE COMMUNICATIONS, INC.
                                         Taxpayer Identification Number:________

                                         By: /s/ Leonard L. Firestone
                                             -----------------------------------
                                             Leonard L. Firestone, Chairman
                                             and CEO

                                     Page 8